Exhibit 1(a)















              SOUTHWESTERN PUBLIC SERVICE COMPANY

                        PREFERRED STOCK
                 STANDARD PURCHASE PROVISIONS

                           INCLUDING

                  FORM OF PURCHASE AGREEMENT






























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              SOUTHWESTERN PUBLIC SERVICE COMPANY
                 STANDARD PURCHASE PROVISIONS -
                       PREFERRED STOCK


          From time to time, Southwestern Public Service Com-pany, a corporation organized and existing under the laws of the State of New Mexico (the "Company") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Preferred Stock" shall mean the Pre-ferred Stock of the Company. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

          The Company has filed, in accordance with the provi-sions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Company's First Mortgage Bonds, Unsecured Debt Securities and Preferred Stock, which pursuant to Item 12 of Form S-3 incorpo-rates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Preferred Stock to be sold by the Company pursuant to the applicable Purchase Agreement (the "Prospectus Supplement"). The Company has fur-nished to you, for use by the Underwriters (as defined herein) and dealers, copies of one or more preliminary prospectuses and the documents so incorporated therein (each thereof, including the documents so incorporated therein, is herein called the "Preliminary Prospectus"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

          1. Introductory. The Company proposes to issue and sell from time to time Preferred Stock registered under the Registration Statement. Each series of Preferred Stock to be sold pursuant to a particular Purchase Agreement will bear div-idends and have the redemption and sinking fund provisions, if any, and other terms determined at the time of the sale and set



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                              -2-



forth in the Purchase Agreement and the Prospectus Supplement relating to such series of Preferred Stock. The shares of Pre-ferred Stock involved in any such offering are hereinafter referred to as the "Shares," and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Underwriters" of the Shares. The terms "you" and "your" refer to those Underwriters who sign the Pur-chase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Underwriters named in Schedule A thereto, as the case may be. Shares to be purchased by Underwriters are herein referred to as "Underwriters' Shares," and any Shares to be purchased pur-suant to Delayed Delivery Contracts (as defined below) as here-inafter provided are herein referred to as "Contract Shares."

          2. Delivery and Payment. The Company will deliver the certificates for the Shares to you for the accounts of the Underwriters at the place specified in the Purchase Agreement, against payment of the purchase price by certified or bank cashier's check in same day or New York Clearing House funds (as agreed to by the parties and specified in the Purchase Agreement) drawn to the order of the Company, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "time of purchase." Unless otherwise provided for in the Purchase Agreement, the certificates for the Underwriters' Shares so to be delivered will be in such denominations and registered in such names as you request in writing not later than
10.00 A.M.,* on the third business day prior to the time of purchase, or, if no such request is received, in the names of the respective Underwriters in the denominations agreed to be purchased by them pursuant to this Agreement. For the purpose of expediting the checking of the certificates for the Under-writers' Shares, the Company agrees to make such certificates available to you at the place specified in the Purchase Agree-ment registered in such names and denominations as you shall have requested not later than 10.00 A.M. on the first business day preceding the time of purchase.*


___________________
*    Times mentioned herein are New York City Time.

* As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.



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                              -3-



          If any Purchase Agreement provides for sales of Shares pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Con-tract Shares pursuant to delayed delivery contracts substan-tially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with insti-tutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. At the time of pur-chase the Company will pay you as compensation, for the accounts of the Underwriters, the compensation set forth in such Purchase Agreement in respect of the principal amount of Contract Shares. The Underwriters will not have any responsi-bility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Shares shall be deducted from the Shares to be purchased by the several Under-writers and the aggregate principal amount of Shares to be pur-chased by each Underwriter shall be reduced pro rata in propor-tion to the principal amount of Shares set forth opposite each Underwriter's name in such Purchase Agreement, except to the extent that you determine that such reduction shall be other-wise allocated and so advise the Company.

          3. Certain Covenants of the Company. The Company agrees:

               (a)  As soon as possible after the execution
          and delivery of this Agreement to file, or mail for filing, the Prospectus with the Commission pursuant to its Rule 424 under the Act and, if and when required at any time after such execution and delivery, to file amendments to the applications the Company has previously filed with any state regulatory agencies having jurisdiction to govern the Company's issuance of its securities setting forth, among other things, the necessary informa-tion with respect to the price and the terms of the Shares and the terms of offering of the Shares;

               (b)  To file no amendment or supplement to
          the Registration Statement or Prospectus (other than a required filing under the Exchange Act) subsequent to the execution of this Agreement and




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                              -4-



          prior to the time of purchase to which you object in writing;

               (c)  To furnish such proper information as
          may be required and otherwise to cooperate in qualifying the Shares for sale under the laws of such jurisdictions as you may designate and in determining their eligibility for investment under the laws of such jurisdictions; provided that the Company shall not be required to qualify as a for-eign corporation or to file a general consent to service of process in any jurisdiction;

               (d)  To the extent not previously furnished
          to you, to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein (including all exhibits filed therewith, other than exhibits which have previously been furnished to you), two signed copies of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certi-fied or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing (other than exhibits, including consents filed as exhibits, to the Registration Statement) for dis-tribution of a copy to you and to each of the other Underwriters;

               (e)  To deliver to the Underwriters without
          charge in New York City as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to furnish to the Underwriters, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (or as amended or supplemented, if the Company shall have made any amendment or sup-plement after the effective date of the Registra-tion Statement) as you or the respective Under-writers may reasonably request for the purposes contemplated by the Act;





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                              -5-



               (f)  To advise you promptly (confirming such
          advice in writing) of any official request made by the Commission for amendments to the Registration Statement or Prospectus or for additional informa-tion with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose;

               (g)  To apply the net proceeds from the sale
          of the Shares in the manner set forth in the Prospectus;

               (h)  To furnish to you during a period of
          five years from the time of purchase (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) from time to time, copies of any reports or other communications which it shall file with the Commission or any governmental agency substituted therefor under the Exchange Act or sent to its stockholders, or holders of the Shares, and (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company;

               (i) To furnish to any other Underwriter cop-ies of such of the financial statements, reports or other information referred to in the foregoing subparagraphs (h)(i) and (ii) as such Underwriter may, from time to time during the period you are entitled to receive them, request;

               (j)  To advise the Underwriters of the hap-
          pening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus



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                              -6-



          or any amended or supplemented Prospectus or in the information incorporated by reference therein so that as thereafter delivered to purchasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on request to pre-pare and furnish to the Underwriters and to deal-ers and other persons designated by you such amendments or supplements (including appropriate filings under the Exchange Act) to the Prospectus as may be necessary to reflect any such change, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Underwriters to so notify the Company cancels the Company's obliga-tion under this Section 3(j));

               (k)  As soon as practicable, to make gener-
          ally available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement;

               (l)  to pay the fees and expenses of counsel
          for the Underwriters, and to reimburse the Under-writers for their reasonable out-of-pocket expenses incurred in contemplation of the perfor-mance of this Agreement, in the event that the Shares are not delivered to and taken up and paid for by the Underwriters hereunder for any reason whatsoever except the failure or refusal of any Underwriter to take up and pay for Shares for some reason not permitted by the terms of this Agree-ment, the Underwriters agreeing to pay the fees and expenses of counsel for the Underwriters in any other event;

               (m)  To pay all expenses, fees and taxes
          (other than transfer taxes and fees and disburse-ments of counsel for the Underwriters except as set forth under 3(1) above or (iv) below) in con-nection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospec-tus and the Prospectus, any documents incorporated by reference therein at or after the date thereof



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                              -7-



          and any amendments or supplements thereto, and the printing or reproduction and furnishing of copies of each thereof to the Underwriters and to deal-ers, (ii) the issue, sale and delivery of the Shares, (iii) the printing or reproduction of this Agreement and the opinions and letters referred to in Section 4(a) hereof, (iv) the qualification of the Shares for sale and determination of their eligibility for investment under state laws as aforesaid, including the reasonable legal fees and all filing fees and disbursements of counsel for the Underwriters and all other filing fees, and the printing or reproduction and furnishing of copies of the "Blue Sky Survey" and the "Legal Investment Survey" to the Underwriters and to dealers, (v) the rating of the Shares by national rating agencies and (vi) the performance of the Company's other obligations hereunder;

               (n)  To furnish to you as early as practi-
          cable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consoli-dated financial statements, if any, of the Company which have been read by the Company's independent public accountants as stated in their letter to be furnished pursuant to Section 4(a) of this Agree-ment; and

               (o) If a public offering of the Shares is to be made, not to offer or sell any of its Preferred
          Stock prior to thirty days after the time of pur-chase without your consent.

          4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

               (a) That, at the time of purchase, you shall receive the signed opinions of Hinkle, Cox, Eaton, Coffield & Hensley; Cahill Gordon & Reindel; Rainey, Ross, Rice and Binns; and Foulston & Siefkin, counsel for the Company, and counsel for the Underwriters, substantially in the forms here-tofore furnished to you, addressed to the Under-writers (with reproduced or conformed copies thereof for each of the other Underwriters); and



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                              -8-



          that, at the time of purchase, you shall receive the signed letters of the independent public accountants of the Company, substantially in the form heretofore furnished to you and in substance satisfactory to you addressed to the Underwriters
          (with reproduced or conformed copies thereof for each of the other Underwriters);

               (b) That, at or before 5:30 P.M. on the date hereof, or at such later time and day as you may have from time to time consented to in writing or by telephone, confirmed in writing, the orders of the New Mexico Public Utility Commission, neces-sary to permit the issue, sale and delivery of the Shares shall have been issued; at the time of pur-chase such orders shall be in full force and effect; and prior to such time of purchase no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor shall be pend-ing or threatened;

               (c)  That, at the time the Registration
          Statement became effective, the Registration
          Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the time of purchase the Prospectus shall not con-tain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, informa-tion furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or Prospectus;

               (d) That, subsequent to the respective dates as of which information is given in the Registra-tion Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for



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                              -9-



          filing, pursuant to Rule 424 under the Act, and prior to the time of purchase, in your opinion no material adverse change, or any development involving a prospective material adverse change, in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time);

               (e)  That the Company shall have performed
          all of its obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase; and

               (f)  That the Company shall, at the time of
          purchase, deliver to you (with reproduced or con-formed copies thereof for each of the other Under-writers) a signed certificate of two of its execu-tive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospec-tus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the time of purchase, no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this
          Section 4.

               (g)  That the Company shall have accepted
          Delayed Delivery Contracts in any case where sales of Contract Shares arranged by the Underwriters have been approved by the Company.

          5. Termination of Agreement. The obligations of the several Underwriters hereunder shall be subject to termina-tion in your absolute discretion, if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended (other than a temporary sus-pension to provide for an orderly market) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if after the



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                             -10-



execution of this Agreement the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracti-cable to market the Shares.

          If you elect to terminate this Agreement as provided in this Section 5, the Company and each other Underwriter shall be notified promptly in writing or by telephone, confirmed in writing.

          If the sale to the Underwriters of the Underwriters' Shares as herein contemplated is not carried out by the Under-writers for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms thereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(1), 3(m), 7(b) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company (except to the extent provided in Sections 8(b) and 9 hereof) or to one another under this Agreement.

          6. Increase in Underwriters' Commitments. If any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder and if the num-ber of Shares which all Underwriters so defaulting shall have so failed to take up and pay for does not exceed 10% of the total number of Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Shares they are obligated to purchase pursuant to this Agreement) the num-ber of Shares agreed to be purchased by all such defaulting Underwriters, as herein provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Under-writers in such number as you may designate with the consent of each Underwriter so designated or, in the event no such desig-nation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the number of Shares set opposite the names of all such non-defaulting Underwriters in Schedule A to the Purchase Agreement.

          Without relieving any defaulting Underwriter of its obligations hereunder, the Company agrees with the non-default-ing Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or



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                             -11-



by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Under-writer or Underwriters in accordance with the foregoing provi-sion, the Company or you will have the right to postpone the time of purchase for a period of not exceeding five business days in order that necessary changes in the Registration State-ment and Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement will refer to and include any underwriter substituted under this
Section 6 with like effect as if such substituted underwriter had originally been named in Schedule A to the Purchase Agreement.

          7. Warranties and Representations of and Indemnity by the Company. (a) The Company warrants and represents that, when the Registration Statement became effective, the Registra-tion Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, the Prospectus will comply in all mate-rial respects with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omit-ted from, the Registration Statement or the Prospectus in reli-ance upon and in conformity with information furnished in writ-ing by or on behalf of any Underwriter through you to the Com-pany expressly for use with reference to the Underwriter in the Registration Statement or Prospectus. The Company also war-rants and represents that the documents incorporated by refer-ence in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or neces-sary to make the statements therein, in the light of the cir-cumstances under which they are made, not misleading.






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                             -12-



          (b) The Company agrees to indemnify and hold harm-less each Underwriter, and any person who controls any Under-writer within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Regis-tration Statement at the time it became effective or the Pro-spectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in con-formity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to the Underwriter in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such documents or necessary to make such information not misleading.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Com-pany in connection with the defense of such action or the Com-pany shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel for all indem-nified parties selected by you shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Com-pany's indemnity agreement contained in this Section 7(b) and its warranties and representations contained in this Agreement shall remain in full force and effect regardless of any inves-tigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Shares or with such Registration Statement or Prospectus.

          8. Warranties and Representations of the Indemnity by Underwriters. (a) Each Underwriter warrants and represents that the information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration State-ment at the time it became effective or the Prospectus, or any related preliminary prospectus does not contain an untrue statement of a material fact and does not omit to state a mate-rial fact in connection with such information required to be stated in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus or necessary to make such information not misleading. Each Underwriter, in addition to other information furnished by such Underwriter or on its behalf through you to the Company in writing expressly for use with reference to such Underwriter in the Registration Statement and Prospectus, hereby furnishes to the Company in writing expressly for use with reference to such Underwriter the statements with respect to the terms of offer-ing of the Shares by the Underwriters set forth on the cover page of the Prospectus Supplement and under "underwriting" therein.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and its officers from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with informa-tion furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in, the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus, or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in such documents or necessary to make such information not misleading.

          If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Com-pany or such person shall promptly notify such Underwriter in writing or by telephone, confirmed in writing, of the institu-tion of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Under-writer in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses for all indemnified parties of one counsel selected by the Company shall be borne by such Underwriter. Anything in this paragraph to the con-trary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter. The indemnity agreement on the part of each Underwriter contained in this Section 8(b) shall remain in full force and effect regardless of any inves-tigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Each Underwriter agrees promptly to notify the Company of the commencement of any liti-gation or proceedings against such Underwriter in connection with the issue and sale of the Shares or with such Registration Statement or Prospectus.

          9. Contribution. If the indemnification provided for in Section 7(b) or 8(b) above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not per-mitted under the Act or the Exchange Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering real-ized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters and such controlling persons agree that it would not be equitable if the amount of such contribution were deter-mined by pro rata or per capita allocation (even if the Under-writers and such controlling persons were treated as one entity for such purpose). The contribution agreement contained in this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any control-ling person and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

          10. Notices. All statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be suffi-cient in all respects if delivered or sent by registered mail to the Company at Tyler at Sixth, Amarillo, Texas 79101,
Attention:  Chairman of the Board.

          11. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

          12. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Under-writers and the Company, and the controlling persons, directors and officers referred to in Sections 7, 8 and 9 hereof, and their respective successors, assigns, executors and administra-tors, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any pur-chaser of the Shares from an Underwriter or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

          The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Shares from any Underwriter or any subsequent holder thereof.

          13. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall consti-tute one and the same instrument.

                          Schedule I

                   DELAYED DELIVERY CONTRACT


                                    Dated:               , 199



SOUTHWESTERN PUBLIC SERVICE COMPANY
Tyler at Sixth
Amarillo, Texas 79101
Attention:

Dear Sirs:

          The undersigned hereby agrees to purchase from South-western Public Service Company (the "Company"), and the Company agrees to sell to the undersigned,

                  ___________________ shares

of the Company's [state title of issue] (the "Shares") offered
by the Company's Prospectus dated              , 199  and a
Prospectus Supplement dated             , 199 , receipt of cop-
ies of which is hereby acknowledged, at a purchase price of
$     per share plus accrued dividends and on the further terms
and conditions set forth in this contract.

          The undersigned agrees to purchase such Shares in the amounts and on the delivery dates (the "Delivery Dates") set forth below:


    Delivery            Number of         Plus Accrued
      Date               Shares          Dividends From:
    --------            ---------        ---------------


________________     _______________    ________________


________________     _______________    ________________


________________     _______________    ________________


          Payment for the Shares which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or bank cashier's check in

_______________________________* funds at the Corporate Trust
Office of               (or at such other place as the under-
signed and the Company shall agree) at 11:00 A.M., New York City Time, on such Delivery Date upon issuance and delivery to the undersigned of the Shares to be purchased by the under-signed on such Delivery Date and, unless otherwise provided herein, registered in such names as the undersigned may desig-nate by written or telegraphic communications addressed to the Company not less than five full business days prior to such Delivery Date.

          The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Shares on each Delivery Date shall be subject to the con-ditions that (1) the purchase of Shares to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject, (2) the sale of the Shares by the Company pursuant to this contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which the Company is sub-ject and (3) the Company shall have sold, and delivery shall have taken place, to the Underwriters of such number of the Shares as is to be sold and delivered to them. In the event that Shares are not sold to the undersigned because one of the foregoing conditions is not met, the Company shall not be lia-ble to the undersigned for damages arising out of the transac-tions covered by this contract.

          Promptly after completion of the sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters.

          Failure to take delivery of and make payment for Shares by any purchaser under any other Delayed Delivery Con-tract shall not relieve the undersigned of its obligations under this contract.

          The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Shares hereby agreed to be pur-chased and (b) the undersigned does not contemplate selling the
___________________
*    Insert same day or New York Clearing House funds.

Shares which it has agreed to purchase hereunder prior to the Delivery Date therefor.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective succes-sors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be gov-erned by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Com-pany, it is requested that the Company sign the form of accep-tance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the under-signed when such counterpart is so signed.

                                   Yours very truly,

                           ____________________________________

                         By____________________________________

                           ____________________________________

                           ____________________________________
                                        Address


Accepted, as of the date first above written


Southwestern Public Service Company


By_________________________________

        PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


          The name and telephone and department of the repre-sentative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)

                         Telephone No.
Name                  (Including Area Code)       Department

              SOUTHWESTERN PUBLIC SERVICE COMPANY

                      PURCHASE AGREEMENT

                        PREFERRED STOCK


Southwestern Public Service Company
Tyler at Sixth
Amarillo, Texas  79101


Dear Sirs:

          Referring to the Preferred Stock of Southwestern Pub-lic Service Company (the "Company") covered by the registration statement on Form S-3 (No. 33-______), such registration state-ment including (i) the prospectus included therein, dated
            , 199_ in the form first filed under Rule 424 and any additional prospectus supplements relating to the Preferred Stock filed under Rule 424 (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement", on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Underwriters") agree to purchase, severally, and the Company agrees to sell to the Underwriters, severally, the respective number of shares of Preferred Stock having the terms described below (the "Shares") set forth opposite the name of each Underwriter on Schedule A hereto.

          The price at which the Shares shall be purchased from the Company by the Underwriters shall be $____ per share plus dividends, if any, accrued from _________________, 199_. The initial public offering price shall be $____ per share plus dividends, if any, accrued from ___________________, 199_. The Shares will be offered by the Underwriters as set forth in the Prospectus relating to such Shares.

          The Shares will have the following terms:

          Title of Shares:              ___% Preferred Stock

          Dividend rate:                ____% per annum
          Date from which [cumula-
          tive] dividend will
          accrue:                       _______________, 199_

          Liquidation Preference
          per share:                    ______________________

          Redemption Provisions:        _______________________

                                        _______________________

                                        _______________________

          Sinking Fund Provisions:      _______________________

                                        _______________________

                                        _______________________

          Other:                        _______________________

                                        _______________________

                                        _______________________

          Payment for the Shares
          shall be made in the fol-
          lowing funds:                 _______________________

          The "time of purchase"
          shall be:                     _______________________

          The place at which the
          Shares may be checked and
          packaged shall be:            _______________________

          The place(s) at which the
          Shares shall be delivered
          and sold shall be:            _______________________


          Delayed Delivery
          Contracts:                    _______________________

          Notices to Underwriters shall be sent to the follow-ing address(es) or telecopier number(s):

          If we are acting as Representative(s) for the several Underwriters named in Schedule A hereto, we represent that we are authorized to act for such several Underwriters in connec-tion with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Underwriters.

          All of the provisions contained in the document enti-tled "Southwestern Public Service Company Standard Purchase Provisions - Preferred Stock", a copy of which has been previ-ously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agree-ment to the same extent as if such provisions had been set forth in full herein.

          If the foregoing is in accordance with your under-standing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                               Very truly yours,

                               [Firm Name]

                               By _____________________________
                                  Title: ______________________


                               [Firm Name]

                               By _____________________________
                                  Title: ______________________

                                   Acting on behalf of and as
                                   Representative(s) of the
                                   several Underwriters named
                                   in Schedule A hereto.*
___________________
* To be deleted if the Purchase Agreement is not executed by one or more Underwriters acting as Representative(s) of the Underwriters for purposes of this Agreement.

The foregoing Purchase Agreement is
hereby confirmed as of the date
first above written


SOUTHWESTERN PUBLIC SERVICE COMPANY



By ____________________________
   Title: _____________________


_______________________________

                          SCHEDULE A


                                                  Number
                                                    of
Name of Underwriters                              Shares














Total                                             __________
                                                  __________